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                                                                    Exhibit 24.2

                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director, or both, of FOREST OIL CORPORATION, a New York corporation (the "Company"), does hereby constitute and appoint Daniel L. McNamara and V. Bruce Thompson his true and lawful attorneys and agents (each with the authority to act alone), to do any and all acts and things and to execute any and all instruments which said attorneys and agents deem necessary or advisable: (i) to enable the Company to comply with the Securities Act of 1933 and/or the Securities Exchange Act of 1934, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing of any periodic reports, forms or registration statements relating to Forest Oil Corporation or any subsidiary thereof, including, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer or director, or both, of the Company to any document to be filed with the Securities and Exchange Commission; and (ii) to register or qualify any Securities for sale and to register or license the Company as a broker or dealer in the Securities under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of the Securities as contemplated by a Registration Statement, including specifically, without limitation, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer or director, or both, of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying Securities or registering or licensing the Company, and the undersigned does hereby ratify and confirm as his own act and deed all that said attorneys and agents shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has subscribed these presents this 15th day of June, 1998.




                                             /s/ Robert S. Boswell
                                             ---------------------
                                             Robert S. Boswell